SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934, as amended

Date of Report: July 9, 2002
(date of earliest event reported)

CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP.
(Exact name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-65554 (Commission File Number)	13-3460894 (I.R.S. Employer Identification Number)

Eleven Madison Avenue
New York, New York 10010
(Address of Principal Executive Offices)
(Zip Code)

Registrant's telephone number, including area code: (212) 325-2000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Items 1 through 4, Item 6 and Item 8 are not included because they are not applicable.

Item 5.   Other Events.

Filing of Computational Materials

        In connection with the proposed offering of the CSFB Asset-Backed Notes, Series 2002-HI23 (the “Notes”), Credit Suisse First Boston Corporation, as representatives of the underwriters (the “Representatives”), have prepared certain materials (the “Computational Materials”) for distribution to potential investors. Although Credit Suisse First Boston Mortgage Acceptance Corp. (the “Company”) provided the Representatives with certain information regarding the characteristics of the mortgage loans (the “Mortgage Loans”) in the related portfolio, the Company did not participate in the preparation of the Computational Materials.

        For purposes of this Form 8-K, “Computational Materials” shall mean computer generated tables and/or charts displaying, with respect to the Notes, any of the following: yield; average life; duration, expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Mortgage Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature. The Computational Materials listed as Exhibit 99.1 and 99.2 hereto are filed herewith.

Item 7. Financial Statements and Exhibits
Information and Exhibits.
(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits:
99.1 Computational Materials.
99.2 Computational Materials.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP. By: /s/ Helaine Hebble Name: Helaine Hebble Title: Vice President

Date: July 9, 2002

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Computational Materials.
99.2	Computational Materials.